As filed with the Securities and Exchange Commission on December 13, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PBF ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	2911	45-3763855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael D. Gayda

President

PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Telephone: (973) 455-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd E. Lenson, Esq.	Jeffrey Dill, Esq.	William M. Hartnett, Esq.
Jordan M. Rosenbaum, Esq.	PBF Energy Inc.	Douglas S. Horowitz, Esq.
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Telephone: (212) 806-5400	Senior Vice President, General Counsel One Sylvan Way, Second Floor Parsippany, New Jersey 07054 Telephone: (973) 455-7500	Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ Registration No. 333-177933.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration fee(3)
Class A common stock, par value $0.001 per share	$100,625,000	$13,726

(1)	Includes Class A common stock issuable upon exercise of the underwriters’ option to purchase additional Class A common stock.
(2)	Based upon the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $512,325,000 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-177933) declared effective on December 12, 2012, for which a filing fee of $67,702 was paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional shares of Class A common stock, par value $0.001 per share. This registration statement relates to the Registrant’s prior registration statement on Form S-1 (Registration No. 333-177933), as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective on December 12, 2012. The Prior Registration Statement is incorporated by reference herein.

The Registrant hereby certifies to the Commission that (i) it has instructed its attorneys to pay on its behalf to the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on December 13, 2012), (ii) it will not revoke such instructions, (iii) there are sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions no later than December 13, 2012.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

a. Exhibits. All exhibits previously filed or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description
5.1	Opinion of Stroock & Stroock & Lavan LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Ernst & Young LLP

23.4*	Consent of KPMG LLP

23.5	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

24.2	Power of Attorney of Spencer Abraham (incorporated by reference to Exhibit 24.2 filed with the Prior Registration Statement)

* Filed herewith

b. Financial Statement Schedules.

None.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey, on December 12, 2012.

PBF ENERGY INC.

By:	/S/ JEFFREY DILL
Name:	Jeffrey Dill
Title:	Officer

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities indicated, on December 12, 2012.

Signature	Title

* Thomas J. Nimbley	Chief Executive Officer (Principal Executive Officer)

* Matthew C. Lucey	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

* Karen B. Davis	Chief Accounting Officer (Principal Accounting Officer)

* Thomas D. O’Malley	Executive Chairman of the Board of Directors

* Spencer Abraham	Director

* Jefferson F. Allen	Director

* Martin J. Brand	Director

* Timothy H. Day	Director

* David I. Foley	Director

* Dennis Houston	Director

* Neil A. Wizel	Director

*By:

/S/ JEFFREY DILL	Attorney-in-fact for the persons indicated
Jeffrey Dill

II-2

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Stroock & Stroock & Lavan LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Deloitte & Touche LLP

23.3*	Consent of Ernst & Young LLP

23.4*	Consent of KPMG LLP

23.5	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Prior Registration Statement and incorporated by reference herein)

24.2	Power of Attorney of Spencer Abraham (incorporated by reference to Exhibit 24.2 filed with the Prior Registration Statement)

* Filed herewith